As filed with the Securities and Exchange Commission on June 10, 2024
Registration No. 333-193066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-193066 UNDER THE SECURITIES ACT OF 1933

BRIGHT HORIZONS FAMILY SOLUTIONS INC.C.
(Exact name of registrant as specified in its charter)

Delaware	80-0188269
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Bright Horizons 401(k) Plan
(Full title of the plan)

Elizabeth J. Boland Chief Financial Officer 2 Wells Avenue Newton, Massachusetts 02459 (Name and address of agent for service)

(617) 673-8000 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-193066) (the “Registration Statement”) of Bright Horizons Family Solutions Inc. (the “Company”) filed with the Securities and Exchange Commission on December 23, 2013 pertaining to the Bright Horizons 401(k) Plan (the “401(k) Plan”). The 401(k) Plan no longer offers any shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and participants in the 401(k) Plan no longer hold any shares of Common Stock. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and deregisters any and all shares of Common Stock that had been registered under the Registration Statement, together with any and all plan interests registered thereunder. This filing is made in accordance with the undertakings made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on or before this 10th day of June, 2024.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer
(Duly Authorized Officer)
POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Elizabeth Boland and John G. Casagrande, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment to the Registration Statement on Form S-8 (including all post-effective amendments and supplements to this Post-Effective Amendment filed under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen H. Kramer	Director, Chief Executive Officer and President (Principal Executive Officer)	June 10, 2024
Stephen H. Kramer

/s/ Elizabeth Boland	Chief Financial Officer (Principal Financial Officer)	June 10, 2024
Elizabeth Boland

/s/ Jason Janoff	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2024
Jason Janoff

/s/ David Lissy	Director, Chair	June 10, 2024
David Lissy

/s/ Lawrence Alleva	Director	June 10, 2024
Lawrence Alleva

/s/ Julie Atkinson	Director	June 10, 2024
Julie Atkinson

/s/ Joshua Bekenstein	Director	June 10, 2024
Joshua Bekenstein

/s/ Jordan Hitch	Director	June 10, 2024
Jordan Hitch

/s/ Cathy E. Minehan	Director	June 10, 2024
Cathy E. Minehan

/s/ Laurel Richie	Director	June 10, 2024
Laurel Richie

/s/ Mary Ann Tocio	Director	June 10, 2024
Mary Ann Tocio
Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on or before this 10th day of June, 2024:

BRIGHT HORIZONS 401(k) PLAN
By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer
(Duly Authorized Officer)
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